UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 31, 2008
MARLIN BUSINESS SERVICES CORP.
(Exact name of registrant as specified in its charter)
Pennsylvania	000-50448	38-3686388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Fellowship Road, Mount Laurel, NJ		08054
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(888) 479-9111

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On December 31, 2008, the Registrant’s wholly-owned subsidiary, Marlin Business Bank (“MBB”), received approval from the Federal Reserve Bank of San Francisco to become a member of the Federal Reserve System.  In addition, on December 31, 2008, the Registrant received approval from the Federal Reserve Bank of San Francisco to become a bank holding company upon the conversion of MBB from an industrial bank to a commercial bank.  The Registrant has three months from the approval date to consummate the transaction unless such period is extended by the Federal Reserve System.  Prior to consummating the transaction, the Registrant will seek to modify the Federal Deposit Insurance Corporation (“FDIC”) Orders issued when MBB became an industrial bank to eliminate any inconsistencies between the FDIC Orders and the Federal Reserve Bank’s approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 6, 2009

MARLIN BUSINESS SERVICES CORP.

By:	/s/ Daniel P. Dyer
Name:	Daniel P. Dyer
Title:	Chief Executive Officer